Exhibit 10.41

STAPLES, INC.
EXECUTIVE LIFE INSURANCE PLANS
SUMMARY OF PROVISIONS

BONUS LIFE PLAN

1.	This plan covers certain executive officers of Staples who enrolled at the time the plan was offered historically.

2.	On a pre-retirement basis, the death benefit is equal to 3 times current annual base salary, with the participant’s salary amount frozen as of December 31, 2016.

3.
On a post-retirement basis following 10 years of service, Staples will continue to provide a death benefit equal to 3 times annual base salary (at the time of separation of service), with the participant’s salary amount frozen as of December 31, 2016.

4.
Alternatively, a participant can elect survivorship (or second-to-die) coverage under the Plan with a death benefit up to the maximum amount that can be obtained on a cost-neutral basis to the Staples.

5.	Staples reimburses participants for premium payments related to this plan. Staples also provides a gross-up payment which is intended to cover the income taxes on the premium payment reimbursement.

DEATH BENEFIT ONLY PLAN

1.	This plan covers all other executive officers of Staples whose employment commenced prior to January 1, 2017, except for Mr. Matyas.

2.	On a pre-retirement basis, the death benefit is equal to three (3) times current annual base salary, with the participant’s salary amount frozen as of December 31, 2016.

3.
On a post-retirement basis following certain age and service milestones, Staples will continue to provide a death benefit equal to two (2) times current annual base salary, with the participant’s salary amount frozen as of December 31, 2016.

4.	The cost for this coverage is free, and non-taxable, to the participant.

5.	The death benefit under the plan is taxable to the beneficiary. Staples also provides a gross-up payment which is intended to cover the income taxes on the death benefit payment.

EXECUTIVE BASIC LIFE INSURANCE

1.	This plan covers certain executives of Staples Canada and Mr. Matyas.

2.
On a pre-retirement basis, the death benefit is equal to 3 times current annual base salary, up to a maximum of $1,500,000. Evidence of insurability via a Health Statement Form is required for coverage beyond $950,000.

3.	Coverage is terminated upon termination or retirement from Staples, whichever is earlier.

4.	The cost for this coverage is a taxable benefit to the participant and is deducted from the executive’s pay through payroll deduction.

5.	The death benefit payable under the plan is non-taxable to the beneficiary.